UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

.	Preliminary Information Statement

.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

X .	Definitive Information Statement

Western Lucrative Enterprises, Inc.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

X .	No fee required.

.	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

COMMON STOCK

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

.	Fee paid previously with preliminary materials.

.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Western Lucrative Enterprises, Inc.

73726 Alessandro Dr. Suite 103, Palm Desert, CA 92260

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed on or about December 16, 2010 to the stockholders of record on Nov. 22, 2010 (the “Record Date”) of Western Lucrative Enterprises, Inc., an Iowa corporation (the “Company”) in connection with action taken by the written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors

Dated: December 16, 2010	/s/ Neville Pearson
Neville Pearson
Chairman, President, Chief Executive Officer and Chief Financial Officer

NOTICE OF ACTION PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

IN LIEU OF A MEETING OF THE STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Company’s Articles of Incorporation are being amended to reflect a increase in the number of common shares from Seventy Five Million (75,000,000) to Seven Hundred Fifty Million (750,000,000). The Amendment was adopted pursuant to written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company.

INTRODUCTION

Stockholders holding shares comprising over ninety percent (90%) of the total voting power of the Company provided their written consents to the Amendment.

Stockholders of the Company executed written consents in accordance with Iowa Statutes Section 490.704.

This Information Statement will serve as written notice to stockholders as contemplated pursuant to the Company’s Bylaws.

PURPOSE OF STOCKHOLDER ACTION

The purpose of the change in the number and type of authorized shares of Stock is to provide additional shares to be available for financing, compensation and for possible use in the acquisition of assets or securities of other companies.

We have no agreement with and have had no discussions or negotiations with any acquisition or other transaction candidate. Our consultant Millennium Group has advised us that they know of several companies that will soon seek a publicly traded vehicle for reverse acquisition but that we do not have sufficient authorized common stock for such a possible transaction. Millenium has agreed to introduce a target transaction after we have received consent for increasing our authorized common shares and mailed this information statement. While we are hopeful that a transaction can take place in the near future, there can be no assurance this can take place.

OUTSTANDING SHARES AND VOTING RIGHTS

AS OF THE RECORD DATE

As of the Record Date, the Company’s authorized capitalization consisted of seventy five million (75,000,000) shares of Common Stock, of which eight million five hundred five thousand (8,505,000) shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

No less than Seven Million Six Hundred Fifty Four Thousand Five Hundred and one (7,654,501) votes, representing a majority of the voting power of the outstanding capital stock of the Company, were required to approve the Amendment.

Stockholders holding seven million seven hundred thousand (7,700,000) shares of Common Stock gave their written consents in favor of the Amendment. No other stockholder consents will be solicited in connection with this Information Statement.

STOCKHOLDERS PROVIDING WRITTEN CONSENTS

Set forth below is a table of the stockholders who have given their consent and the number of shares of stock beneficially owned by such stockholders as of November 23, 2010:

Name	Number of Shares Beneficially Owned	Percent of Outstanding Shares Owned
Dempsey Mork	700,000	8.2%
IPO Capital	500,000	5.9%
Orion Investors, Inc.	125,000	1.5%
MCC Profit Sharing Plan	6,000,000	70.1%
Robert Filiatreaux	125,000	1.5%
Randal Baker	250,000	3.0%
Total	6,900,000	90.5%

EFFECTS OF THE AMENDMENT

The purpose of the change in the number and type of authorized shares of Stock is to provide additional shares to be available for financing, compensation and for possible use in the acquisition of assets or securities of other companies.

Potential Anti-Takeover Effect

Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company, the increase in our authorized Common Stock is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. The Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Release No. 34-15230 of the Staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the purpose of the increase in our authorized Common Stock is to have additional shares available for equity sales and  acquisitions and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that could favored by a majority of the independent shareholders, the Company has no intent or plan to employ the resulting  additional  unissued  authorized  shares as an anti-takeover device.

DESCRIPTION OF CAPITAL STOCK

The Company’s authorized capitalization (after the Amendment) consists of Seven Hundred Fifty Million (750,000,000)shares of Common Stock, par value $0.001. The capital stock of this corporation is nonassessable and not subject to assessment to pay the debts of the Company.

Common Stock

Common Stock may be issued by the Board with or without the consent of stockholders. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the shares of the Company’s Common Stock owned as of November 23, 2010 by all persons known to the Company who own more than 5% of the outstanding number of such shares, by all directors of the Company, and by all officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Position	Shares Beneficially Owned	Percentage of Outstanding Beneficially Owned
IPO Capital	500,000	5.9%
Randal Baker	250,000	3.0%
Dempsey Mork	700,000	8.2%
MCC Profit Sharing Plan	6,070,000	71.2%

Changes in Control

We have no agreement with and have had no discussions or negotiations with any acquisition or other transaction candidate. Our consultant Millennium Group has advised us that they know of several companies that will soon seek a publicly traded vehicle for reverse acquisition but that we do not have sufficient authorized common stock for such a possible transaction. Millenium has agreed to introduce a target transaction after we have received consent for increasing our authorized common shares and mailed this information statement. While we are hopeful that a transaction can take place in the near future, there can be no assurance this can take place.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended (the “EXCHANGE ACT”), requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended Dec. 31, 2009, none of the filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with.

FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

The Company hereby incorporates by reference the financial statements, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and quantitative and qualitative disclosures about market risk, as contained in the Company’s Form 10K, filed April 6, 2010.

ADDITIONAL INFORMATION

The Company has furnished one information statement to stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. The Company will furnish additional copies upon request by a stockholder to: Western Lucrative Enterprises, Inc. 73726 Allessandro Dr. Suite 103, Palm Desert, CA 92260.

By Order of the Board of Directors

Dated: December 16, 2010	/s/ Neville Pearson
Neville Pearson
Chairman, President, Chief Executive Officer and Chief Financial Officer